                                                                    EXHIBIT 21.1



                      SUBSIDIARIES OF PRESIDIO OIL COMPANY



COMPANY                                                     STATE OF INCORPORATION
- -------                                                     ----------------------
Presidio Exploration, Inc.                                          Colorado


Presidio West Virginia, Inc.                                        Delaware


Palisade Oil, Inc.                                                  Colorado